EXHIBIT 2

                             JOINT FILING AGREEMENT

     The undersigned parties hereby agree that this Amendment to Schedule 13D filed herewith relating to the ordinary shares, par value NIS 0.1 per share, of Lumenis Ltd. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date: June 23, 2008

                                            Ofer Hi-Tech Investments Ltd.

                                            By: /s/ Yoav Doppelt
                                            --------------------
                                            Name: Yoav Doppelt

                                            Ofer Holdings Group Ltd.

                                            By: /s/ Eyal Wolfsthal
                                            ----------------------
                                            Name: Eyal Wolfsthal

                                            L.Y.N. (Holdings) Ltd.

                                            By: /s/ Abraham Anaby
                                            ---------------------
                                            Name:  Abraham Anaby